Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


 We consent to the use of our report dated June 21, 2006 (except for paragraph five on Note 4 and paragraph six on Note 19 which were dated June 26, 2006 and paragraph eight on Note 12, which was dated July 13, 2006) for Innopump, Inc. D/B/A Versadial which is included with this Form 8-K being filed by Carsunlimited.com, Inc.


                                            /s/ Rothstein, Kass & Company, P.C.

                                            Rothstein, Kass & Company, P.C.


Roseland, New Jersey
August 9, 2006